EXHIBIT 10.1

STRICTLY CONFIDENTIAL

October 27, 2008

Nick Griffin

Chief Financial Officer

United Insurance Holdings Corp.

700 Central Avenue, Suite 302

St. Petersburg, FL 33701

Re:	Unit Purchase Options

Dear Nick,

Consistent with my letter to Patrick Delacey of Raymond James & Associates dated August 1, 2008 and as further noted in FMG Acquisition Corp.’s Proxy Statement/Prospectus dated September 4, 2008, this is to confirm that the underwriters of FMG’s initial public offering in October 2007 and certain of their employees which received 450,000 unit purchase options in conjunction with FMG’s IPO have agreed to forfeit 100,000 of such options and to have expiration date for the remaining 350,000 unit purchase options be shortened by two years to October 4, 2010.

Please don’t hesitate to contact me with any questions at XXX-XXX-XXXX.

Very truly yours,

PALI CAPITAL, INC.

By:	/s/ R. Michael Powell
R. Michael Powell
Managing Director